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Exhibit 23.3

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

Ryder Scott Company, L.P. hereby consents to the references to its firm in the form and context in which they appear in this Registration Statement on Form S-1 and any amendments thereto filed by Laredo Petroleum Holdings, Inc. and the related prospectus that is a part thereof. Ryder Scott Company, L.P. hereby further consents to the use and incorporation by reference of information from its reports regarding those quantities estimated by Ryder Scott of proved reserves of Laredo Petroleum, LLC and its subsidiaries, the future net revenues from those reserves and their present value for the years ended December 31, 2010, 2009 and 2008 and for the six months ended June 30, 2011.

Ryder Scott Company, L.P. further consents to the reference to this firm under the heading "Experts" in the Registration Statement and related prospectus.

/s/ Ryder Scott Company, L.P.
Houston, Texas
November 14, 2011

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  Exhibit 23.3
CONSENT OF INDEPENDENT PETROLEUM ENGINEERS